EXHIBIT 99

NEWS RELEASE
For Immediate Release / February 17, 2004
Contact: Chad Hyslop or Jim Baumgardner (208) 331-8400
info@americanecology.com     www.americanecology.com
------------------------     -----------------------


                      AMERICAN ECOLOGY POSTS SOLID FOURTH
                        QUARTER EARNINGS OF $3.1 MILLION

    STRONG PERFORMANCE MARKS EIGHTH CONSECUTIVE QUARTER OF OPERATING PROFIT

     BOISE, Idaho - Jim Baumgardner, Senior Vice President and Chief Financial Officer of American Ecology Corporation [NASDAQ: ECOL], today announced financial results for the three and twelve months ending December 31, 2003. For the quarter ended December 31, 2003, the Company reported net income of $3.1 million or $0.17 per fully diluted share compared to a net loss of $415 thousand or ($0.03) per diluted share for the fourth quarter of 2002. For the twelve months ending December 31, 2003, the Company reported a net loss of $8.6 million, or ($0.52) per share, reflecting the $21 million write-off of its Ward Valley assets in the first quarter of 2003. This compared to net income of $18.8 or $1.15 per fully diluted share in 2002. The Company reported operating income of $9.7 million for 2003 compared to $8.9 million operating income posted in 2002.

     "The continuing, strong performance of our core disposal business demonstrates the Company's ability to grow operating profit year to year." Baumgardner stated. "Net earnings for 2003 were adversely affected by a large one-time write-off in the first quarter, higher legal expenses, and significant expenditures for discontinued operations that we do not expect to recur in 2004," Baumgardner added.

FOURTH QUARTER 2003
-------------------

     Revenue for the fourth quarter of 2003 increased 45%, reaching $16.9 million compared to the $11.7 million reported for the same quarter last year. A large soil remediation project shipped to the Company's Grand View, Idaho disposal facility, and improved performance at the Company's Richland, Washington, Beatty, Nevada and Robstown, Texas disposal facilities accounted for the fourth quarter revenue increase.

     "Each of the Company's four disposal facilities closed the year with increasing revenue and a profitable quarter," Baumgardner noted.


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     Quarterly gross profit increased 19%, reaching $5.9 million or 35% of revenue compared to gross profit of $4.9 million or 42% of revenue in the fourth quarter of 2002. The decline in gross margin reflects a larger percentage of quarterly revenue from low-margin transportation services on shipments to the Company's Idaho site.

     Selling, general & administrative expenses (SG&A) for the fourth quarter decreased to $2.7 million or 16% of revenue, compared to $4.2 million, or 36% of revenue in the same quarter last year. This decrease reflects reduced litigation expenses and continuing efforts to reduce overhead. The combination of higher revenue, higher gross profit and lower SG&A allowed the Company to post an operating profit from continuing operations of $3.1 million, a 331% increase above the $730,000 operating profit posted for the same quarter last year.

TWELVE MONTHS 2003
------------------

     During 2003, revenue increased 22% to $57.0 million compared to $46.8 million for 2002. The increase in revenue was directly attributable to increases in disposal volume and revenue at the Company's Idaho disposal site. While down year over year, the Company's Robstown, Texas and Beatty, Nevada facilities each increased revenue during the last six months of 2003 over the first six months.

     2003 gross profit reached $23.6 million or 41% of revenue compared to gross profit of $21.6 million or 46% of revenue for 2002. The decline in gross margin reflects a larger percentage of revenue from low-margin transportation services during the second half of 2003.

     For the year, SG&A increased to $13.8 million, or $1.2 million higher than in 2002. This increase was due to $1.8 million in first half expenses for litigation in the Ward Valley, California damages claim, higher insurance premiums, and one-time costs of implementing centralized accounting and information systems partially offset by cost control initiatives.

     As noted, for the year ending December 31, 2003, the Company reported operating income of $9.7 million, or 9% growth over the $8.9 million operating income posted in 2002.

     Large one-time events in the first half of both years produced large swings in reported net earnings. In 2002, the Company recognized a cumulative effect gain of $13.1 million to implement Financial Accounting Standard No. 143, a new accounting standard governing disposal site closure obligations. In 2003, the Company wrote off a $21 million deferred site development asset following an adverse trial court ruling in the Ward Valley litigation. In 2003, the Company also expensed $1.8 million in fees associated with the Ward Valley trial, expensed an additional $2.5 million for discontinued operations in Oak Ridge, Tennessee, and posted a $5 million gain on the sale of its former El Centro, Texas municipal waste landfill.

OTHER FINANCIAL INFORMATION
---------------------------

     At December 31, 2003, the Company reported $6.7 million in cash on hand, $12.8 million of working capital, and a zero balance on its $8 million line of credit. During 2003, the Company retired all remaining preferred stock and reduced total liabilities by $10.9 million, eliminating $400,000 in annual dividends and decreasing annual interest expense by $554,000, respectively.

     "We exited 2003 financially stronger, more liquid and less leveraged than we have been in a decade," Baumgardner stated, concluding, "Management believes our strong financial condition and low cost structure provide us a significant competitive advantage."

     At the Company's discontinued operations in Oak Ridge, Tennessee, activities continue to prepare the site for sale. The Company completed radiation surveys following removal of all customer waste during the first half of the year and is actively marketing the facility's assets for resale.

     "We made tremendous progress in 2003 cleaning up and preparing the Oak Ridge facility for sale," stated President and Chief Executive Officer Stephen Romano, adding, "Final disposition of this discontinued operation is a major objective."

     The Company previously entered a non-binding letter of intent with a potential Oak Ridge buyer that expired on December 5, 2003 without being exercised. Although no assurance can be given that the Company can be successful, the Company is in active discussions with third parties interested in acquiring the facility and its assets.

     "With our departure from non-core businesses, implementation of significantly improved centralized information and accounting systems and what we consider the best set of specialized treatment and disposal assets in the industry, we expect to deliver solid earnings growth and cash flow going forward," Romano commented, concluding "During 2004, the Company fully expects to exceed the 9% growth in operating earnings achieved in 2003."

CONFERENCE CALL
---------------

     The Company's fourth quarter and full year 2003 investor conference call will be held Friday, February 20, 2004 at 10:00 am Mountain Time. President and Chief Executive Officer Stephen Romano, Senior Vice President and Chief Financial Officer Jim Baumgardner, and Vice President and Controller Michael Gilberg will host the call. Interested parties are invited to submit questions in advance to INFO@AMERICANECOLOGY.COM, or by facsimile to 208-331-7900. To
              ------------------------
join the call, dial 1-888-747-3526.  Participants will be asked to provide their
                    --------------
name and affiliation.


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     American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions and petro-chemical facilities. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

     This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the Company can successfully meet its growth targets, generate continued or improved earnings, dispose of its Oak Ridge facility without incurring additional costs, or prevail in pending litigation. For information on other factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

                                       ###

                                            AMERICAN ECOLOGY CORPORATION
                                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                       ($ IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                      3 Months Ended Dec. 31   Year Ended Dec. 31
                                                                        --------------------  -------------------
                                                                          2003       2002       2003      2002
                                                                        ---------  ---------  --------  ---------
Revenue                                                                 $ 16,932   $ 11,712   $57,047   $ 46,789
Direct operating costs                                                    11,056      6,790    33,479     25,223
                                                                        ---------  ---------  --------  ---------

Gross profit                                                               5,876      4,922    23,568     21,566
Selling, general and administrative expenses                               2,731      4,192    13,819     12,631
                                                                        ---------  ---------  --------  ---------

Income from operations                                                     3,145        730     9,749      8,935
Interest income                                                               13         --       347         31
Interest expense                                                              47         94       266        820
Loss on write off of Ward Valley facility development costs                   --         --    20,951         --
Other income (expense)                                                        11       (267)      124       (557)
                                                                        ---------  ---------  --------  ---------

Income (loss) before income tax, discontinued operations and
cumulative effect of change in accounting principle                        3,122        369   (10,997)     7,589
Income tax expense (benefit)                                                  (1)    (8,279)       72     (8,505)
                                                                        ---------  ---------  --------  ---------

Income (loss) before discontinued operations and cumulative effect
of change in accounting principle                                          3,123      8,648   (11,069)    16,094
Income (loss) from discontinued operations (net of tax of $0)                (39)   ( 9,063)    2,477    (10,464)
                                                                        ---------  ---------  --------  ---------

Income (loss) before cumulative effect of change in accounting             3,084       (415)   (8,592)     5,630
principle
Cumulative effect of change in accounting principle (net of tax of $0)        --         --        --     13,141
                                                                        ---------  ---------  --------  ---------

Net income (loss)                                                          3,084       (415)   (8,592)    18,771
Preferred stock dividends                                                     --         99        64        398
                                                                        ---------  ---------  --------  ---------

Net income (loss) available to common shareholders                      $  3,084   $   (514)  $(8,656)  $ 18,373
                                                                        =========  =========  ========  =========

Basic earnings (loss) per share                                         $    .18   $   (.03)  $  (.52)  $   1.28
                                                                        =========  =========  ========  =========

Diluted earnings (loss) per share                                       $    .17   $   (.03)  $  (.52)  $   1.15
                                                                        =========  =========  ========  =========

Dividends paid per common share                                         $     --   $     --   $    --   $     --
                                                                        =========  =========  ========  =========

                                 AMERICAN ECOLOGY CORPORATION
                            CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             ($ IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                            As of December 31,
                                                                           -------------------
                                                                             2003       2002
                                                                           ---------  --------
ASSETS
Current Assets:
  Cash and cash equivalents                                                $  6,674   $   135
  Receivables, net                                                           12,596    10,460
  Income taxes receivable                                                         2       740
  Prepayments and other                                                       1,049       498
  Deferred income taxes                                                       3,222     2,745
  Assets held for sale or closure                                               938    10,722
                                                                           ---------  --------
    Total current assets                                                     24,481    25,300

Cash and investment securities, pledged                                         170       244
Property and equipment, net                                                  28,317    26,998
Facility development costs                                                    6,478    27,430
Other assets                                                                    561       129
Deferred income taxes                                                         5,062     5,539
Assets held for sale or closure                                               1,557     1,485
                                                                           ---------  --------
    Total Assets                                                           $ 66,626   $87,125
                                                                           =========  ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long term debt                                        $  1,475   $ 1,985
  Accounts payable                                                            1,678     2,192
  Accrued liabilities                                                         4,968     4,166
  Accrued closure and post closure obligation, current portion                1,828       882
  Income taxes payable                                                           --        23
  Current liabilities of assets held for sale or closure                      1,727     7,965
                                                                           ---------  --------
    Total current liabilities                                                11,676    17,213

Long term debt                                                                4,200     5,972
Long term accrued liabilities                                                   454     2,372
Revolving line of credit                                                         --       603
Accrued closure and post closure obligation, excluding current portion        9,296     9,318
Liabilities of assets held for sale or closure, excluding current portion     4,649     5,699
                                                                           ---------  --------
    Total liabilities                                                        30,275    41,177
                                                                           ---------  --------

Commitments and contingencies
Shareholders' equity:
  Convertible preferred stock, 1,000,000 shares authorized,
    Designated as follows:
      Series D cumulative convertible preferred stock, $.01 par value,
      0 and 100,001 shares issued and outstanding;                               --         1
  Common stock, $.01 par value, 50,000,000 authorized, 17,033,118
    and 14,539,264  shares issued and outstanding                               170       145
  Additional paid-in capital                                                 54,824    55,789
  Accumulated deficit                                                       (18,643)   (9,987)
                                                                           ---------  --------
    Total shareholders' equity                                               36,351    45,948
                                                                           ---------  --------

Total Liabilities and Shareholders' Equity                                 $ 66,626   $87,125
                                                                           =========  ========


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